Exhibit 99.1

DeVry Inc. Announces Record Fourth-Quarter and Full-Year Results

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--August 13, 2009--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2009 fourth-quarter and full year ended June 30, 2009. DeVry also reported enrollment results at DeVry University, including its Keller Graduate School of Management (KGSM), Chamberlain College of Nursing, Ross University, and U.S. Education, which includes Apollo College and Western Career College. Strong enrollment and DeVry’s continued focus on academic quality and student outcomes produced the following results:

Three Months Ended June 30

  Revenues increased 43.1 percent to $396.2 million.
  Operating income increased 73.5 percent to $53.7 million.
  Net income increased 50.7 percent to $37.0 million.
  Fully diluted earnings per share increased 50 percent to $0.51.

Twelve Months Ended June 30

  Fiscal 2009 revenues increased 33.9 percent to $1,461.5 million.
  Operating income rose 44.7 percent to $234.8 million.
  Net income increased 31.9 percent to $165.6 million.
  Fully diluted earnings per share increased 31.8 percent to $2.28.

“Fiscal 2009 was a year of accomplishment for DeVry,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We made great strides in executing our strategic plan and expanding into educational areas that are in high demand. We also continued investing in our brands, programs and infrastructure. As a result, we experienced strong enrollment growth, improved retention throughout the year, and delivered record financial results.”

Fourth-quarter and twelve-month results include the impact of U.S. Education, which was acquired on September 18, 2008, as well as a $4.9 million reserve, or $3.1 million after-tax, for a litigation settlement that is conditioned upon obtaining governmental approval.

Business Highlights

DeVry University

DeVry University continued to achieve strong undergraduate enrollment growth with new summer enrollments increasing 14.8 percent to 19,057 compared to 16,595 last year. Total student enrollments were up 21.9 percent to a record 55,979 students versus 45,907 in the prior year.

Total graduate coursetakers including Keller Graduate School of Management totaled 18,822 in May 2009, up 13.8 percent compared to the same period in 2008. In July 2009 total coursetakers increased 12.3 percent to 17,991 from the prior year.

The total number of online undergraduate and graduate coursetakers was a record 56,321 in July 2009, an increase of 26.6 percent over July 2008.

Ross University

In the May 2009 term at Ross University, new students increased 16.8 percent to 562, and total student enrollment rose to 4,448 students, an increase of 9.4 percent over the May 2008 term. Recently Ross University School of Medicine received full, four-year accreditation by the Caribbean Accreditation Authority for Education in Medicine and other Health Professions (CAAM-HP), in addition to its longstanding accreditation by the Dominica Medical Board.

Chamberlain College of Nursing

Chamberlain's new student enrollment in summer 2009 increased 51.9 percent to 1,558 students, compared to 1,026 students in summer 2008. Total student enrollment rose 77.8 percent to 4,302 students compared with 2,419 during the same period last year.

In July 2009, Chamberlain began offering classes at its new campus in Jacksonville, Fla. Recently it announced plans to relocate its St. Louis, Mo., campus in March 2010. Chamberlain will co-locate with DeVry University at the new site. Chamberlain also launched an online Master of Science in Nursing degree program in July.

Apollo College/Western Career College (U.S. Education)

New student enrollment at U.S. Education rose 15.4 percent to 4,411 compared with 3,821 for the period April 1 through July 31. Total enrollment increased 17.9 percent to 10,644 students for the same period, compared with 9,028 last year.

Apollo College developed its first online bachelor’s degree completion programs. Degree programs in medical imaging and respiratory care will be offered in the first quarter of fiscal 2010. Apollo College's Mesa, Arizona campus also received approval for a new physical therapy assisting program starting in September 2009 and a new Dental Hygiene program starting early next year.

Western Career College received approval to offer four online associate degree programs starting in September. Western Career College also received approval to open a new campus in Pomona, Calif., in spring 2010, which will be co-located with DeVry University.

Becker Professional Education

Revenues for Becker grew 6.0 percent during the quarter, despite a tough economic environment. Becker continued to expand its relationships with key accounting and financial partners and remains well-positioned for long-term growth. The division was renamed Becker Professional Education to better emphasize its wide array of programs and services, and reflect its commitment to career-long learning for accounting, finance and project management professionals.

Fanor

The integration of Fanor is proceeding as planned. Beginning this quarter, Fanor’s results will be reported in the “Other Educational Services” segment (see new segment reporting section below). DeVry will report enrollment results at Fanor as part of next quarter’s results, given its academic calendar.

Balance Sheet/Cash Flow

For fiscal 2009, DeVry generated $249.5 million of operating cash flow, primarily driven by the continuation of strong operating results. As of June 30, 2009, cash, marketable securities and investment balances totaled $225.4 million and outstanding borrowings were $124.8 million.

Share Repurchase Plan

During the fourth quarter of fiscal 2009, DeVry repurchased 402,750 shares of its common stock at a cost of approximately $18.0 million, or $44.64 per share. As of June 30, 2009, 707,533 shares of DeVry stock have been purchased as part of the current program for a total of $33.7 million at an average cost of $47.61 per share.

Conclusion

“DeVry is positioned for continued success in fiscal 2010,” said Hamburger. “While we recognize that comparisons on a percentage basis may be more difficult this coming year, we expect strong enrollments and continue to focus on long-term quality and growth. We will continue to put our students first and make prudent investments in our programs and infrastructure to support our growth and diversification strategy.”

New Reporting Segments

Recently DeVry Inc. renamed and repositioned some of its segments to reflect the current alignment of its operations. Also, a new segment called “Other Educational Services,” has been added. The four reporting segments are now as follows:

  Business, Technology and Management (undergraduate and graduate at DeVry University, including Keller Graduate School of Management)
  Medical and Healthcare (Chamberlain College of Nursing, Ross University, and U.S. Education including Apollo College and Western Career College)
  Professional Education (Becker Professional Education)
  Other Educational Services (Advanced Academics, Fanor)

Historical financial results for these segments for fiscal years 2009 and 2008 by quarter are available via a Form 8-K filed with the Securities and Exchange Commission simultaneously with this press release.

Conference Call and Webcast Information

DeVry will host a conference call on August 13, 2009, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2009 fourth-quarter and year-end results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (866) 362-5158 (domestic) or (617) 597-5397 (international). DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=1745021. (Because of its length, this URL may need to copied and pasted into your Internet browser’s address field. Remove the extra space if one exists.) Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until August 27, 2009. To access the replay, dial 888 286-8010 (domestic) or (617) 801-6888 (international), passcode: 31207918. To access the Webcast replay, please visit DeVry’s Web site.

About DeVry Inc.

DeVry Inc. (NYSE: DV, member S&P 500 Index) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing, Apollo College, Western Career College, Becker Professional Education, and Fanor. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Apollo College and Western Career College prepare students for careers in healthcare through certificate and associate degree programs. Becker Professional Education is a global leader in professional education serving the accounting, finance and project management professions. Based in Brazil, Fanor offers degree programs in business management, law and engineering through its four schools: Faculdades Nordeste, Faculdade Ruy Barbosa, Faculdade FTE and ÁREA1. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2008 and filed with the Securities and Exchange Commission on August 27, 2008.

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2009	FY 2008	Change
Revenues	$396,239	$276,805	+43%
Operating Income	$53,694	$30,949	+74%
Net Income	$37,032	$24,566	+51%
Earnings per Share (diluted)	$0.51	$0.34	+50%
Number of common shares (diluted)	72,198	72,540	+0.5%
	Fiscal Year
	FY 2009	FY 2008	Change
Revenues	$1,461,453	$1,091,833	+34%
Operating Income	$234,833	$162,335	+45%
Net Income	$165,613	$125,532	+32%
Earnings per Share (diluted)	$2.28	$1.73	+32%
Number of common shares (diluted)	72,516	72,406	+0.2%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

DeVry executed certain real estate transactions in fiscal years 2009 and 2008, which resulted in significant lease termination charges and losses on sale of facilities. Also, DeVry recorded a litigation settlement reserve in fiscal year 2009. The following table illustrates the effects of the real estate transactions and litigation reserve on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of the real estate transactions and litigation settlement reserve. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	Fourth Quarter		Fiscal Year
	FY2009	FY2008	FY2009	FY2008
Net Income	$37,032	$24,566	$165,613	$125,532
Earnings per Share (diluted)	$0.51	$0.34	$2.28	$1.73
Loss on Real Estate Transactions (net of tax)			$2,543	$2,279
Effect on Earnings per Share (diluted)			$0.03	$0.03
Litigation Settlement Reserve (net of tax)	$3,131	-	$3,131
Effect on Earnings per Share (diluted)	$0.05	-	$0.05
Net Income Excluding the Loss on Real
Estate Transactions and Litigation
Settlement Reserve (net of tax)	$40,163	$24,566	$171,287	$127,811
Earnings per Share Excluding the Loss on
Real Estate Transactions and Litigation Settlement Reserve(diluted)	$0.56	$0.34	$2.36	$1.77

Summer 2009 Enrollment Results

	2009	2008	% Change
DeVry University
Undergraduate(1)
New students	19,057	16,595	+14.8%
Total students	55,979	45,907	+21.9%

Graduate coursetakers(1)(2)(3)
May	18,822	16,537	+13.8%
July	17,991	16,017	+12.3%

Online coursetakers(2)(4) - July	56,321	44,503	+26.6%

Chamberlain College of Nursing(1)
New students	1,558	1,026	+51.9%
Total students(5)	4,302	2,419	+77.8%

Ross University - May
New students	562	481	+16.8%
Total students	4,448	4,064	+9.4%

Apollo College/Western Career College (U.S. Education) - July
New students	4,411	3,821	+15.4%
Total students	10,644	9,028	+17.9%

Employment Statistics
	Period	Percent Employed	Average Salary
DeVry University (Undergraduate)(6)	Feb 08-Jun 08-Oct 08	90.8%	$45,486

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

3 Includes Keller Graduate School of Management and other master’s programs offered at DeVry University

4 Includes all degree levels at DeVry University

5 Reflects a change in reporting methodology from a term basis to a semester basis

6 Three-term average; includes graduates of associate and bachelor’s degree programs

Chart 1: DeVry Inc. Remaining CY2009 Announcements & Events

October 27, 2009	Fiscal 2010 first quarter earnings and most recent enrollment results:

Keller Graduate School of Management Ross University Fanor

November 16-17, 2009	DeVry Investor Day

December 8, 2009	Most recent enrollment results:

(press release, no call)	DeVry University (Undergraduate and Graduate) Keller Graduate School of Management Chamberlain College of Nursing Apollo College and Western Career College (U.S. Education)

Chart 2: Top 10 Federal Perkins Loan Schools

	Rank	Dollars Loaned 2006-2007
		(in millions)
1.	DeVry University	$27.7
2.	University of Pennsylvania	$20.2
3.	University of Michigan, Ann Arbor	$18.1
4.	Harvard University	$16.2
5.	Columbia University	$14.9
6.	University of Texas, Austin	$14.7
7.	University of Wisconsin, Madison	$14.4
8.	University of Washington, Seattle	$12.8
9.	Stanford University	$12.6
10.	University of California, Davis	$12.1

As reported by U.S. Department of Education

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

PRELIMINARY

	June 30,
	2009	2008
ASSETS:

Current Assets:

Cash and Cash Equivalents	$165,202	$217,199
Marketable Securities and Investments	60,174	2,308
Restricted Cash	5,339	4,113
Accounts Receivable, Net	104,413	55,214
Deferred Income Taxes, Net	21,562	14,975
Prepaid Expenses and Other	28,756	31,779

Total Current Assets	385,446	325,588

Land, Buildings and Equipment:

Land	53,694	50,726
Buildings	250,542	216,048
Equipment	328,637	282,273
Construction In Progress	10,587	4,874

	643,460	553,921

Accumulated Depreciation and Amortization	(335,889)	(314,606)

Land, Buildings and Equipment, Net	307,571	239,315

Other Assets:

Intangible Assets, Net	203,195	62,847
Goodwill	512,568	308,024
Perkins Program Fund, Net	13,450	13,450
Investments	-	57,171
Other Assets	12,069	11,961

Total Other Assets	741,282	453,453

TOTAL ASSETS	$1,434,299	$1,018,356

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

PRELIMINARY

	June 30,
	2009	2008
LIABILITIES:

Current Liabilities:

Current Portion of Debt	$104,811	$-
Accounts Payable	71,564	70,368
Accrued Salaries, Wages and Benefits	74,174	51,300
Accrued Expenses	39,162	31,175
Advance Tuition Payments	27,642	16,972
Deferred Tuition Revenue	74,664	40,877

Total Current Liabilities	392,017	210,692

Non-Current Liabilities

Revolving Loan	20,000	-
Deferred Income Taxes, Net	51,895	11,726
Deferred Rent and Other	40,257	29,512

Total Non-Current Liabilities	112,152	41,238

TOTAL LIABILITIES	504,169	251,930

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	3,188	-

SHAREHOLDERS' EQUITY:

Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized;
71,233,000 and 71,377,000 Shares Outstanding
at June 30, 2009 and 2008, Respectively	729	724
Additional Paid-in Capital	197,096	168,405
Retained Earnings	791,677	637,501
Accumulated Other Comprehensive Income (Loss)	7,157	(2,963)
Treasury Stock, at Cost (1,663,000 and 990,000 Shares, Respectively)	(69,717)	(37,241)

TOTAL SHAREHOLDERS' EQUITY	926,942	766,426

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,434,299	$1,018,356

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)

PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2009	2008	2009	2008	2007

REVENUES:
Tuition	$373,125	$257,860	$1,354,925	$1,004,029	$862,660
Other Educational	23,114	18,945	106,528	87,804	70,813

Total Revenues	396,239	276,805	1,461,453	1,091,833	933,473

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	184,752	127,372	669,673	503,133	486,721
Separation Plan Severance	-	-	-	-	6,252
Loss (Gain) on Sale of Assets	-	-	3,977	3,743	(20,812)
Litigation Settlement Reserve	4,900	-	4,900	-	-
Student Services and Administrative Expense	152,893	118,484	548,070	422,622	359,025

Total Operating Costs and Expenses	342,545	245,856	1,226,620	929,498	831,186

Operating Income	53,694	30,949	234,833	162,335	102,287

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	623	2,341	5,251	10,463	7,437
Interest Expense	(762)	(104)	(2,775)	(522)	(4,784)
Net Investment Gain	791	-	43	-	-

Net Interest and Other (Expense) Income	652	2,237	2,519	9,941	2,653

Income Before Minority Interest and Income Taxes	54,346	33,186	237,352	172,276	104,940

Minority Interest	39	-	39

Income Tax Provision	17,275	8,620	71,700	46,744	28,752

NET INCOME	$37,032	$24,566	$165,613	$125,532	$76,188

EARNINGS PER COMMON SHARE
Basic	$0.52	$0.34	$2.32	$1.76	$1.07
Diluted	$0.51	$0.34	$2.28	$1.73	$1.07

Cash Dividend Declared per Common Share	$0.08	$0.06	$0.16	$0.12	$0.10

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

PRELIMINARY
	For The Year Ended June 30,
	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$165,613	$125,532	$76,188
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Charge	7,550	5,724	5,428
Depreciation	39,825	34,808	35,979
Amortization	10,625	5,066	8,028
Provision for Refunds and Uncollectible Accounts	72,395	51,881	51,240
Deferred Income Taxes	344	3,110	4,592
Loss (Gain) on Disposals of Land, Buildings and Equipment	2,394	3,882	(20,452)
Unrealized Net Loss on Investments	1,224	-	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(1,097)	10,374	6,153
Accounts Receivable	(89,249)	(59,952)	(47,739)
Prepaid Expenses And Other	7,292	(21,867)	(5,225)
Accounts Payable	(3,084)	35,997	(5,384)
Accrued Salaries, Wages, Expenses and Benefits	20,130	533	13,002
Advance Tuition Payments	5,889	2,546	(2,213)
Deferred Tuition Revenue	9,675	1,012	5,579

NET CASH PROVIDED BY OPERATING ACTIVITIES	249,526	198,646	125,176

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(74,044)	(62,806)	(38,558)
Net Proceeds from Sales of Land and Building	-	52,571	36,642
Payments for Purchases of Businesses, Net of Cash Acquired	(315,318)	(27,603)	-
Marketable Securities Purchased	(63)	(247,013)	-
Marketable Securities-Maturities and Sales	-	184,854	-
Other	39	-	-

NET CASH USED IN INVESTING ACTIVITIES	(389,386)	(99,997)	(1,916)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	12,157	17,703	12,946
Reissuance of Treasury Stock	2,066	1,021	927
Repurchase of Common Stock for Treasury	(33,684)	(24,465)	(10,534)
Cash Dividends Paid	(10,015)	(7,840)	(3,545)
Excess Tax Benefit from Stock-Based Payments	3,571	4,201	972
Borrowings Under Revolving Credit Facility	290,000	25,000	40,000
Repayments Under Revolving Credit Facility	(210,000)	(26,895)	(50,000)
Borrowings Under Collateralized Line of Credit	46,419	-	-
Repayments Under Collateralized Line of Credit	(1,608)	-	-
Repayments of Fanor Debt	(12,740)	-	-
Repayments Under Senior Notes	-	-	(115,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	86,166	(11,275)	(124,234)

Effects of Exchange Rate Differences	1,697	670	(454)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(51,997)	88,044	(1,428)

Cash and Cash Equivalents at Beginning of Year	217,199	129,155	130,583

Cash and Cash Equivalents at End of Year	$165,202	$217,199	$129,155

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$2,167	$366	$4,752
Income Taxes, Net	60,609	58,387	18,100

Non-cash Financing Activity:
Declaration of Cash Dividends to be Paid	5,705	4,283	3,557

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)

REVENUES:
Business, Technology and Management	$ 251,138	$ 206,492	21.6%	$ 989,472	$ 832,849	18.8%
Medical and Healthcare	106,445	44,103	141.4%	362,715	169,814	113.6%
Professional Education	23,878	22,530	6.0%	84,151	81,079	3.8%
Other Educational Services	14,778	3,680	301.6%	25,115	8,091	210.4%

Total Consolidated Revenues	396,239	276,805	43.1%	1,461,453	1,091,833	33.9%

OPERATING INCOME (LOSS):
Business, Technology and Management	24,872	11,961	107.9%	126,909	82,909	53.1%
Medical and Healthcare	23,519	10,916	115.5%	91,651	52,243	75.4%
Professional Education	8,897	9,182	-3.1%	30,670	33,844	-9.4%
Other Educational Services	1,421	313	354.0%	(1,001)	516	-294.0%
Reconciling Items:
Amortization Expense	(3,683)	(1,012)	263.9%	(10,476)	(4,926)	112.7%
Depreciation and Other	(1,332)	(411)	224.1%	(2,920)	(2,251)	29.7%

Total Consolidated Operating Income	53,694	30,949	73.5%	234,833	162,335	44.7%

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	623	2,341	-73.4%	5,251	10,463	-49.8%
Interest Expense	(762)	(104)	632.7%	(2,775)	(522)	431.6%
Net Investment Gain	791	-	NM	43	-	NM

Net Interest and Other (Expense) Income	652	2,237	($1,585)	2,519	9,941	($7,422)

Total Consolidated Income before Minority
Interest and Income Taxes	$ 54,346	$ 33,186	63.8%	$ 237,352	$ 172,276	37.8%

DeVry executed certain real estate transactions in the years ended June 30, 2009 and 2008, which resulted in significant lease termination charges and/or losses on the sale of facilities. DeVry also recorded a litigation settlement reserve in the three months and year ended June 30, 2009. The following table illustrates the effects of the real estate transactions and litigation settlement reserve on DeVry’s operating income. Management believes that the non-GAAP disclosure of net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of the real estate transactions and the litigation settlement reserve. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP.  The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,

	2009	2008	Increase	2009	2008	Increase

Business, Technology and Management Operating Income	$ 24,872	$ 11,961	107.9%	$ 126,909	$ 82,909	53.1%
Loss on Sale of Assets	-	-	-	3,977	3,743	6.3%
Mediation Accrual	4,900	-	NM	4,900	-	NM
Business, Technology and Management Operating Income,
Excluding Loss on Discrete Items	$ 29,772	$ 11,961	148.9%	$ 135,786	$ 86,652	56.7%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if U.S. Education was a part of the Company's business for the entire three and twelve month periods ended June, 2009 and 2008. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,

	2009	2008	Increase	2009	2008	Increase

Medical and Healthcare Revenue as Reported	$106,445	$44,103	141.4%	$362,715	$169,814	113.6%
U.S. Education Revenue (1)	-	37,859	NM	35,907	143,037	NM
Pro forma Medical and Healthcare Revenue	$106,445	$81,962	29.9%	$398,622	$312,851	27.4%

Medical and Healthcare Operating Income as Reported	$23,519	$10,916	115.5%	$91,651	$52,243	75.4%
U.S. Education Operating Income as Adjusted (1) (2)	-	6,526	NM	5,350	19,733	NM
Pro forma Medical and Healthcare Operating Income	$23,519	$17,442	34.8%	$97,001	$71,976	34.8%

(1) For the portion of the period not owned by DeVry. U.S. Education, which was acquired on September 18, 2008, contributed $48.2 million and $141.7 million of revenue growth in the fourth quarter and twelve months of fiscal year 2009, respectively.

(2) Adjusted for non-recurring acquisition related charges in the year ended June 30, 2009, along with an allocation of corporate charges in the years ended June 30, 2009 and 2008.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717